                                EXHIBIT (4)(m)
                                --------------

                         FORM OF POLICY ENDORSEMENT FOR
                     THE PFL ENDEAVOR VARAIBLE ANNUITY AND
                  THE PFL ENDEAVOR ML VARIABLE ANNUITY (GMIB).

                 PFL LIFE INSURANCE COMPANY
      PFL        A STOCK COMPANY
      LOGO       HOME OFFICE LOCATED AT: 4333 EDGEWOOD ROAD N.E., CEDAR RAPIDS,
                 IOWA 52499
                 (HEREAFTER CALLED THE COMPANY, WE, OUR OR US.)  (319) 398-8511


                    GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider provides your variable annuity with a Minimum Annuitization Value which can only be used with the Annuity Factors shown in Schedule I of this rider. This Minimum Annuitization Value is guaranteed by Us, regardless of the performance of the variable annuity's investments.

This rider is attached to and made part of your variable annuity policy as of the Rider Date. This rider may only be terminated as provided herein. This rider is subject to all of the provisions in the policy that do not conflict with the provisions of this rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of Your annuity Subaccounts, but will never be less than the initial payment.

       Policy Number:         123456

       Rider Date:            07-15-1998    Last Date to Upgrade:               07-15-2037

       Annual Growth Rate:    3.00%         Guaranteed Minimum Income Benefit:
       Rider Fee Percentage:  0.50%         First Date to Elect Benefit:        07-15-2008
       Rider Fee Waiver                     Last Date to Elect Benefit:         12-31-2047
       Threshold:              250%

Mortality and Expense Risk Fee and Administrative Charge after the Election
Date:  3.50%

                              Minimum Annuitization    Guaranteed Minimum
       Rider Date      Age            Value*           Monthly Payment**
     ---------------  -----  -----------------------  --------------------
        7/15/1998       35         $100,000.00               N/A

      Election Date
     ---------------
        7/15/2008       45         $134,391.64             $479.78
        7/15/2009       46         $138,423.39             $501.09
        7/15/2010       47         $142,576.09             $523.25

        7/15/2011       48         $146,853.37             $547.76
        7/15/2012       49         $151,258.97             $571.76
        7/15/2013       50         $155,796.74             $598.26
        7/15/2014       51         $160,470.64             $625.84
        7/15/2015       52         $165,284.76             $656.18

        7/15/2016       53         $170,243.31             $687.78
        7/15/2017       54         $175,350.61             $720.69

* Assumes no further payments, no premium tax, and no withdrawals. This amount may only be used for annuitization with the Rider Payment Options provided in this rider.

**Assumes the Minimum Annuitization Value shown is applied to a life with 10 year certain Rider Payment Option with monthly payments.

DEFINITIONS
The following defintiona used in this Rider are for reference only.

ANNUITANT:
The Annuitant is designated on the Policy Specifications Page. The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

ANNUITY FACTOR:
A factor for the applicable Annuitant age, sex and Rider Payment Option shown in
Schedule I or Schedule II of this rider. For the Rider Payment Option chosen, the Annuity Factor from Schedule I and the Minimum Annuitization Value will be used to determine the applicable annuity payments. For Annuitants age 85 or older at the time of annuitization, the age 85 Annuity Factor will be used for
Schedule I. Factors not shown are available from Us upon request. Schedule I and Schedule II are based on the "1983 Table a" mortality table, improved to the year 2000 with projection scale G.

ELECTION DATE:
A date that You elect to begin Guaranteed Minimum Income Benefit payments. The Election Date must be within 30 days following a Policy Anniversary. The first and last dates to elect a Rider Payment Option are shown on page one of this rider.

MINIMUM ANNUITIZATION VALUE:
The amount we will use to determine the Guaranteed Minimum Income Benefit payments.

RIDER DATE:
The date that this rider is added to the policy. This date may only be the issue date of the policy or a policy anniversary date. This is also the Policy Anniversary that You most recently elected to upgrade the Minimum Annuitization Value, if applicable.

SUPPORTABLE PAYMENT:
The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is made.

GUARANTEED MINIMUM INCOME BENEFIT
On the Election Date, you may use the Minimum Annuitization Value and the applicable Annuity Factor to provide variable payments to the Annuitant. The first variable payment is determined by multiplying each $1,000 of Minimum Annuitization Value by the Annuity Factor on Schedule I. Each subsequent payment will be calculated as described in the policy, using a 5% Assumed Investment Return.

For subsequent payments, an annual Mortality and Expense Risk Fee and Administrative Charge will be charged. This fee may be different than the Mortality and Expense Risk Fee and Administrative Charge in effect prior to the Election Date. It may also be different than the Mortality and Expense Risk Fee and Administrative Charge for the settlement options shown in the policy.

The subsequent payments may fluctuate in accordance with the investment performance of your annuity Subaccounts. However, such payments will never be less than the initial payment.

MINIMUM ANNUITIZATION VALUE
The Minimum Annuitization Value is used to determine your Guaranteed Minimum Income Benefit payments.

On the Rider Date, the Minimum Annuitization Value is the value of your policy. Thereafter, based upon the effective Annual Growth Rate (shown on page one of this rider), it will be the value of your policy on the Rider Date, plus any additional payments made after the Rider Date, minus policy withdrawals (adjusted as described below), minus any premium taxes.

WITHDRAWALS:
In any policy year, the Minimum Annuitization Value will only be reduced by the actual amount of a policy withdrawal as long as the withdrawal does not exceed a maximum annual free amount. Withdrawals in excess of the maximum annual free amount will reduce the Minimum Annuitization Value by an amount equal to (A) divided by (B) multiplied by (C) where:

     (A)  is the amount of the excess withdrawal;

     (B) is the value of your policy after the current policy year maximum annual free amount has been withdrawn, but prior to the withdrawal of the excess portion; and

     (C) is the Minimum Annuitization Value after the current policy year maximum annual free amount has been withdrawn, but prior to withdrawal of the excess portion.

For each policy year, the maximum annual free amount is equal to the Minimum Annuitization Value, as of the beginning of the policy year, multiplied by the effective Annual Growth Rate as shown on page one of this rider. Withdrawals during a policy year will reduce the available maximum annual free amount by the amount of the withdrawal.

RIDER FEE
We will deduct a fee from the value of the policy on each Policy Anniversary and on the termination date of this rider. The Rider Fee is the Minimum Annuitization Value at the time the fee is deducted, multiplied by the Rider Fee Percentage shown on the first page of this rider. The fee will be deducted from each Subaccount in proportion to the amount of value of the policy in each account. This fee will not be deducted after the Election Date.

WAIVER OF RIDER FEE
If the value of the policy, on a particular Policy Anniversary, exceeds an amount equal to the Rider Fee Waiver Threshold (shown on page one of this rider) multiplied by the Minimum Annuitization Value, the Rider Fee will be waived for that Policy Anniversary.

MINIMUM ANNUITIZATION VALUE UPGRADE
The owner may elect, in writing, to upgrade the Minimum Annuitization Value to the value of the policy on a Policy Anniversary. This may be done within 30 days immediately following any Policy Anniversary, and prior to the Last Date to Upgrade shown on page one of this rider.

If an upgrade is elected, this rider will terminate and a new rider will be issued with a new Rider Date, Election Date and its own guaranteed benefits. The new annual Rider Fee Percentage may be different than this rider's, but it will never be greater than 0.50%.

RIDER PAYMENT OPTIONS
The Minimum Annuitization Value and applicable Annuity Factors from Schedule I may be applied to the following payment options:

     Life Income -- An election may be made for "No Period Certain" or "10 Years Certain". In the event of the death of the person receiving payments prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

     Joint and Full Survivor -- An election may be made for "No Period Certain" or "10 Years Certain". Payments will be made as long as either the Annuitant or Joint Annuitant is living. In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

GUARANTEED MINIMUM PAYMENT
On the Election Date, the owner will receive guaranteed minimum payments.   The
annual Mortality and Expense Risk Fee and Administration Charge for these payments is shown on page one of this rider.

The first payment is based on the Annuity Factors in Schedule I. We guarantee that each subsequent payment will be equal to or greater than Your initial payment.

During the first policy year following annuitization, each payment will be stabilized to equal the initial payment. On each policy anniversary following annuitization, the stabilized payment will be increased or decreased (but never below the initial payment) and held level for that Policy Year. One each Policy Anniversary following annuitization, the stabilized payment will equal the greater of the initial payment or the Supportable payment at that time.

If the Supportable Payment (at any payment date) is greater than the stabilized payment for that year, the excess will be used to purchase additional annuity units as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency.

PURCHASE/REDEMPTION OF ANNUITY UNITS:
     The number of annuity units purchased or redeemed is equal to the annuity income purchased or redeemed, respectively, divided by the annuity unit value for each respective Subaccount. Purchases and redemptions of annuity income will be allocated to each Subaccount on a proportionate basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the stabilized payment, times the attained age nearest birthday annuity factors shown in Schedule II, divided by $1000.

The Company bears the risk that it will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, the Company will make all future payments equal to the initial payment.

ASSIGNMENT
Payments made under this rider may not be pledged or assigned. Payments will only be made to the Annuitant or Joint Annuitant named in the policy.

TERMINATION
This rider will be terminated upon the earliest of:
a.  the Election Date;
b. 30 days after the Last Date to Elect Benefit shown on the first page of this rider;
c.  the date the policy terminates;
d. the date you elect to apply the value of the policy to annuitize this policy; and
e.  the date you elect to upgrade your Minimum Annuitization Value.

This rider cannot be terminated prior to the earliest of the above dates.


                       Signed for us at our home office.

      /s/ Craig D. Vermie                          /s/ William L. Busler
           Secretary                                     President

                          SCHEDULE 1 - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the minimum annuitization value and assume a 3% Assumed Investment Return.


-------------------------------------------------------------------------------
                                   Monthly Annuity      Monthly Annuity Factor
                                 Factor For Life With       For Life With
                                  No Period Certain        10 Years Certain
-------------------------------------------------------------------------------
                        Age *   Male   Female   Unisex   Male   Female  Unisex
-------------------------------------------------------------------------------
                          50    $3.87    $3.55   $3.71   $3.84   $3.54    $3.70
                          51     3.93     3.60    3.77    3.90    3.59     3.75
                          52     4.00     3.65    3.83    3.97    3.64     3.81
                          53     4.07     3.71    3.90    4.04    3.70     3.87
                          54     4.15     3.77    3.97    4.11    3.75     3.94
                          55     4.23     3.83    4.04    4.19    3.82     4.01
                          56     4.32     3.90    4.11    4.27    3.88     4.08
                          57     4.41     3.97    4.19    4.35    3.95     4.15
                          58     4.50     4.05    4.28    4.44    4.02     4.24
                          59     4.61     4.13    4.37    4.53    4.10     4.32
                          60     4.72     4.21    4.47    4.63    4.18     4.41
                          61     4.84     4.30    4.57    4.74    4.26     4.51
                          62     4.96     4.40    4.68    4.85    4.35     4.61
                          63     5.10     4.50    4.80    4.97    4.45     4.71
                          64     5.24     4.61    4.93    5.09    4.55     4.83
                          65     5.40     4.73    5.06    5.22    4.66     4.95
                          66     5.56     4.85    5.21    5.36    4.77     5.07
                          67     5.74     4.99    5.36    5.50    4.89     5.20
                          68     5.93     5.13    5.53    5.65    5.02     5.34
                          69     6.13     5.29    5.71    5.80    5.15     5.49
                          70     6.34     5.45    5.90    5.96    5.30     5.64
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                 MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR
-----------------------------------------------------------------------------------------------------------------------
     Age of                                                   Age of Female Annuitant *
                     --------------------------------------------------------------------------------------------------
      Male                 15 Years       12 Years       9 Years       6 Years       3 Years                   3 Years
                           Less Than      Less Than     Less Than     Less Than     Less Than     Same As     More Than
   Annuitant *               Male           Male          Male          Male          Male          Male         Male
-----------------------------------------------------------------------------------------------------------------------
       50                    $2.99          $3.05         $3.11         $3.18         $3.25        $3.32        $3.39
       55                     3.11           3.19          3.27          3.35         3.44         3.53         3.63
       60                     3.27           3.37          3.47          3.58         3.70         3.82         3.95
       65                     3.47           3.60          3.74          3.89         4.05         4.22         4.39
       70                     3.74           3.91          4.10          4.31         4.53         4.77         5.02
-----------------------------------------------------------------------------------------------------------------------
                     MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR WITH 10 YEAR PERIOD CERTAIN
-----------------------------------------------------------------------------------------------------------------------
     Age of                                                   Age of Female Annuitant *
                     --------------------------------------------------------------------------------------------------
      Male                 15 Years       12 Years       9 Years       6 Years       3 Years                   3 Years
                           Less Than      Less Than     Less Than     Less Than     Less Than     Same As     More Than
   Annuitant *               Male           Male          Male          Male          Male         Male         Male
-----------------------------------------------------------------------------------------------------------------------
       50                     $2.99         $3.05         $3.11         $3.18         $3.24        $3.31        $3.38
       55                      3.11          3.19          3.27          3.35          3.44         3.53         3.63
       60                      3.27          3.37          3.47          3.58          3.70         3.82         3.95
       65                      3.47          3.60          3.74          3.89          4.05         4.22         4.39
       70                      3.74          3.91          4.10          4.30          4.52         4.76         4.99
-----------------------------------------------------------------------------------------------------------------------
* Age nearest birthday
-----------------------------------------------------------------------------------------------------------------------

The annual, semi-annual or quarterly Annuity Factor shall be the monthly Annuity Factor shown multiplied by 11.70, 5.73 or 2.99 respectively.
--------------------------------------------------------------------------------
Annuity Factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

                         SCHEDULE II - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Value and assumed a 5.0% Assumed Investment Return.

-------------------------------------------------------------------------------
                                   Monthly Annuity      Monthly Annuity Factor
                                 Factor For Life With       For Life With
                                  No Period Certain        10 Years Certain
-------------------------------------------------------------------------------
                        Age *   Male   Female   Unisex   Male   Female  Unisex
-------------------------------------------------------------------------------
                          50    $5.14    $4.83   $4.99   $5.09   $4.80    $4.95
                          51     5.20     4.87    5.04    5.15    4.85     5.00
                          52     5.27     4.92    5.10    5.21    4.89     5.05
                          53     5.34     4.98    5.16    5.27    4.94     5.11
                          54     5.41     5.03    5.22    5.34    4.99     5.17
                          55     5.49     5.09    5.29    5.41    5.05     5.23
                          56     5.57     5.15    5.36    5.48    5.11     5.30
                          57     5.66     5.22    5.44    5.56    5.17     5.37
                          58     5.75     5.29    5.52    5.65    5.24     5.45
                          59     5.85     5.37    5.61    5.74    5.31     5.53
                          60     5.96     5.45    5.71    5.83    5.38     5.61
                          61     6.08     5.53    5.81    5.93    5.46     5.70
                          62     6.20     5.63    5.92    6.04    5.55     5.80
                          63     6.34     5.73    6.04    6.15    5.64     5.90
                          64     6.48     5.83    6.16    6.27    5.75     6.01
                          65     6.64     5.95    6.30    6.39    5.84     6.12
                          66     6.81     6.07    6.44    6.52    5.94     6.24
                          67     6.99     6.21    6.60    6.66    6.06     6.37
                          68     7.18     6.35    6.77    6.80    6.18     6.50
                          69     7.39     6.51    6.95    6.94    6.31     6.64
                          70     7.61     6.68    7.14    7.09    6.45     6.78
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                 MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR
-----------------------------------------------------------------------------------------------------------------------
     Age of                                                   Age of Female Annuitant *
                     --------------------------------------------------------------------------------------------------
      Male                 15 Years       12 Years       9 Years       6 Years       3 Years                   3 Years
                           Less Than      Less Than     Less Than     Less Than     Less Than     Same As     More Than
   Annuitant *               Male           Male          Male          Male          Male          Male         Male
-----------------------------------------------------------------------------------------------------------------------
       50                    $4.34          $4.38         $4.43         $4.48         $4.53        $4.59        $4.65
       55                     4.43           4.49          4.55          4.62          4.70         4.77         4.85
       60                     4.56           4.64          4.73          4.82          4.92         5.03         5.15
       65                     4.74           4.84          4.96          5.10          5.24         5.40         5.56
       70                     4.98           5.13          5.30          5.49          5.70         5.93         6.17
-----------------------------------------------------------------------------------------------------------------------
                     MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR WITH 10 YEAR PERIOD CERTAIN
-----------------------------------------------------------------------------------------------------------------------
     Age of                                                   Age of Female Annuitant *
                     --------------------------------------------------------------------------------------------------
      Male                 15 Years       12 Years       9 Years       6 Years       3 Years                   3 Years
                           Less Than      Less Than     Less Than     Less Than     Less Than     Same As     More Than
   Annuitant *               Male           Male          Male          Male          Male         Male         Male
-----------------------------------------------------------------------------------------------------------------------
       50                     $4.34         $4.38         $4.43         $4.48         $4.53        $4.59        $4.65
       55                      4.43          4.49          4.55          4.62          4.70         4.77         4.85
       60                      4.56          4.64          4.72          4.82          4.92         5.03         5.14
       65                      4.73          4.84          4.96          5.09          5.24         5.39         5.55
       70                      4.97          5.12          5.29          5.48          5.69         5.91         6.14
-----------------------------------------------------------------------------------------------------------------------
* Age nearest birthday
-----------------------------------------------------------------------------------------------------------------------

The annual, semi-annual or quarterly Annuity Factor shall be the monthly Annuity Factor shown multiplied by 11.80, 5.95 or 2.99 respectively.
--------------------------------------------------------------------------------
Annuity Factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.